Exhibit 99.1

2B0e1r7nsTtheiirndSQtruaatretgeirc DeciFsiinoannscCiaol nRfereunltcse November 1, 2017 May 30, 2019 NYSE: CF NYSE: CF 1

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the impact of global supply and demand on the company’s selling prices; the global commodity nature of the Company’s fertilizer products, the conditions in the international market for nitrogen products, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company’s senior secured indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; the Company’s reliance on a limited number of key facilities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow as a percentage of adjusted EBITDA, and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, free cash flow as a percentage of adjusted EBITDA, and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. Reconciliations of free cash flow, free cash flow as a percentage of adjusted EBITDA, and free cash flow yield to the most directly comparable GAAP measures are provided on the page where such measures are presented. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow as a percentage of adjusted EBITDA is calculated by dividing free cash flow by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). The company has presented free cash flow, free cash flow as a percentage of adjusted EBITDA and free cash flow yield because management uses these measures and believes they are useful to investors, as indications of the strength of the company and its ability to generate cash and to evaluate the company’s cash generation ability relative to its industry competitors. Cover Page: Bormann farm - Iowa 3

First quarter 2019 results • • • Q1 net earnings of $90 million, or $0.40 per diluted share EBITDA(1) of $301 million and adjusted EBITDA(1) of $305 million The company repurchased approximately 1.5 million shares during the quarter under the previously announced $1 billion share repurchase program authorized through 2021 • Net sales were $1,001 million for Q1 2019 compared to $957 million in the same period last year; increase due primarily to higher average selling prices for urea, UAN, and AN Total sales volumes for Q1 2019 were lower compared to the same period in 2018 as lower UAN and ammonia sales volumes were partially offset by higher urea and AN sales volumes Average selling prices in Q1 2019 were higher y/y across most segments due to a tighter global nitrogen supply and demand balance than the prior period Cost of sales for Q1 2019 increased slightly compared to Q1 2018 driven primarily by higher realized natural gas costs and higher costs related to plant maintenance activity, partially offset by the impact of lower sales volume • • • • As of March 31, 2019, the 12-month rolling average recordable incident rate was 0.60 incidents per 200,000 work hours (1) See appendix for reconciliation of EBITDA and adjusted EBITDA 4 Safe and Efficient Operations Commercial Environment Financial Overview

Financial results - first quarter 2019 (1) (2) (3) (4) Depreciation and amortization was $188 million for the three months ended March 31, 2019, and $193 million for the three months ended March 31, 2018 See appendix for reconciliation of EBITDA and adjusted EBITDA Includes the cost of natural gas and related transportation that is included in cost of sales during the period under the first-in, first-out inventory cost method Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives 5 $ in millions, except percentages, per MMBtu and EPS 2019 Q1 2018 Q1 Net sales$1,001$957 Gross margin220190 - As percentage of net sales22.0%19.9% Net earnings attributable to common stockholders(1)$90$63 Net earnings per diluted share0.400.27 EBITDA(2)301302 Adjusted EBITDA(2)305296 Diluted average shares outstanding224.6234.8 Natural gas (per MMBtu): Natural gas costs in cost of sales(3)$3.70$3.32 Realized derivatives (gain) loss(4)(0.02)0.01 Cost of natural gas in cost of sales3.683.33 Unrealized net mark-to-market loss (gain) on natural gas derivatives2(3)

US Natural Gas prices 2019 vs. 2018


2019 vs. 2018 Henry Hub Natural Gas Prices
$/MMBtu
$7
$6
$5
$4
$3
$2
$1
~$100 Million
2019 North America
Natural Gas Tailwind(1)
2018 HH Daily Natural Gas
2019 Actual HH Daily
Natural Gas and NYMEX
Futures (June – Dec)
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Source: 2018 & 2019 YTD HH daily natural gas from Platt's as of May 28, 2019; HH NYMEX Futures June through December 2019 from CME Group as of May 28, 2019

1) *~$100 million tailwind was calculated using CF's North American natural gas usage excluding CHS minority interest and industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs - multiplied by the difference of 2018 Henry Hub daily settled gas contracts and 2019 Henry Hub actuals through May 28, 2019 and Henry Hub NYMEX futures prices for the balance of 2019. This calculation of tailwind, which is based on Henry Hub historical daily prices and NYMEX futures, does not reflect CF's actual natural gas cost variance due to a number of factors including CF's procurement methodology and plant location basis differentials.*

CF

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Superior capacity utilization compared to North American peers demonstrates significant operational advantage North America Ammonia Percent of Capacity Utilization (1) 4 yr Rolling Avg. Percent of Capacity(4) 100% • CF’s four year rolling average North American capacity utilization of 96% is significantly above the rest of North American producers whose four year rolling average is 86% • CF’s 10% greater capacity utilization yields an additional ~800K tons of ammonia annually(5) 98% 96% CF North America(2) 96% 94% 92% 90% 88% 86% 84% 82% 80% Four Years Ending 2017 Four Years Ending 2018 (1) (2) (3) (4) (5) Data taken from the Dec. 21, 2018 CRU Ammonia Database CF represents CF historical North American production and CRU’s capacity estimates for CF North America Excl. CF is calculated by removing CF’s annual reported production and capacity from the CRU data for all North American ammonia production peer group 4 yr rolling average is used to represent a typical ammonia turnaround cycle ~800k tons represents the difference between CF’s actual trailing 4 yr average ammonia production of 8.2M tons at 96% of capacity utilization and the 7.4M tons CF would have produced if operated at the 86% CRU North American benchmark excluding CF Note: CRU North American peer group includes Agrium, Austin Powder (US Nitrogen), BASF & Yara, Carbonair, CF Industries, Chevron, Coffeeville Resources, Dakota Gasification Co, Dyno Nobel, Incitec Pivot, Honeywell, Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mosiac, Nutrien, OCI, PotashCorp, RenTech Nitrogen, Sherritt International Corp, Shoreline Chemical, Simplot, Yara, Fortigen 7 86% North America Excl. CF(3)

CF generated the highest free cash flow compared to peers LTM 1Q19 Cash from operations less capital expenditures and less cash distributions to non-controlling interests (1) In millions, except percentages and share price CF $1,521 (434) (166) Nutrien $1,877 (1,457) - Mosaic $1,305 (1,045) - OCI $548 (310) (21) Yara $776 (1,279) - Cash from operations Capital expenditures Noncontrolling interests $921 $420 $260 $217 ($503) Free Cash Flow (FCF) 1,200 1,000 800 600 400 200 - (200) (400) (600) (800) 921 (503) CF $1,412 Nutrien $4,072 Mosaic $2,060 OCI $832 Yara $1,612 LTM 1Q19 Adjusted EBITDA(2) Shares outstanding(3) Share price – U.S. dollars (4) 221.5 40.50 593.1 47.37 385.8 21.62 210.3 25.85 272.7 42.63 5/23/19 Market Cap $8,972 $28,096 $8,341 $5,436 $11,625 (1) Represents Cash Provided by Operating Activities less Purchases of Property, Plant, and Equipment less Distributions to Non-controlling Interests taken from the March 31, 2019 Consolidated Statement of Cash Flows from each peer. (2) Represents Adjusted EBITDA (or EBITDA excluding special items) as reported by CF Industries Holdings, Inc., Nutrien Ltd., the Mosaic Company, OCI N.V., and Yara International ASA. (3) Shares outstanding as of March 31, 2019 taken from the March 31, 2019 balance sheets of each peer. (4) Share prices in USD as of May 23, 2019 using historical spot exchange rates, Source Capital IQ. (5) Represents LTM 1Q19 free cash flow divided by market value of equity (market cap) as of May 23, 2019 8 FCF Yield (5) 10.3%1.5%3.1%4.0%(4.3%) FCF % of Adj. EBITDA65%10%13%26%(31%) 420 260217

Capacity growth and share repurchases drive per share nitrogen participation 236% higher over 10 years CF Industries’ Nitrogen Volumes and Shares Outstanding as of Year-end 2009 – Q1 2019 Nitrogen per share CAGR: 14.4% Million shares Outstanding (6) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding 40 400 35 350 30 300 25 250 20 200 17 15 150 10 100 5 50 0 0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q1 2019 Production Capacity (M nutrient tons) All N production numbers based on year end figures per 10-K filings. (4) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal; Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units; Share count based on end of year shares outstanding per 10-K filings for 2009 through 2018, Q1 2019 based on end of quarter share count. Share count prior to 2015 based on 5-for-1 split-adjusted shares (1) (2) (3) Beginning in 2010 includes capacity from Terra Industries acquisition; Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests; Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara; (5) (6) 9 (1) (2) (3) (4) (5) 2.6 6.0 6.0 6.1 6.6 6.6 7.0 8.1 8.1 8.2 8.2 3737 3535 30 27 24 1819 11

Operating performance + capital allocation approach drives long term value creation Total Shareholder Return through March 31, 2019 248% CF TSR Peer Group TSR 225% 175% 125% 75% 34% 25% -8% -25% -15% -21% 1 3 5 Number of Years 7 10 1 As of March 31, 2019 2 Represents TSR over 1, 3, 5, 7, and 10 year periods for a peer group comprised of The Mosaic Company, Nutrien, (since inception), and Agrium Inc. and Potash Corporation of Saskatchewan Inc prior to the formation of Nutrien Ltd. Methodology details can be found on page 3 of our 2019 proxy statement 10 45% 35%33% 11% 15%

...

Capital Allocation • Pursue growth within our strategic fairway, where returns exceed the risk-adjusted cost of capital Consistently return excess cash to shareholders in a timely fashion through dividends and share repurchases • • Repurchased approximately 1.5 million shares during the quarter under the previously announced $1 billion share repurchase program authorized through 2021 During Q1 2019, the company entered into an agreement to sell its Pine Bend dry bulk storage and logistics facility in Minnesota; the sale closed in April and the company received proceeds of $55 million • • Committed to repay remaining $500 million of notes due May 2020 on or before maturity date Commitment to investment grade metrics over the long term Long-term target gross debt: $4.0-4.5 billion, laddered maturities, cash interest expense < $200 million annually Target cash on balance sheet: $300-500 million, which along with $750 million undrawn revolver provides adequate liquidity Dividend: $1.20 per share annually 2019 capex expected to be approximately $400-450 million • • • • • 12 Capital Structure & Fixed Charges Capital allocation highlights Philosophy remains unchanged

Balanced Approach to Capital Allocation

Capital allocation philosophy balances strategic investments with returning cash to shareholders

Capital Allocation Priorities

- Commitment to investment grade metrics over long term
- Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and investments are cash flow accretive
- Consistently return excess cash to shareholders with historic bias towards share repurchases

Total capital returned to shareholders since 2012 is more than twice net strategic investments

Actions	Cash Returned
Share Repurchases[(1)]	$5.0B
Dividends[(2)]	$1.7B
Total Capital Returned	**$6.7B**

Action	Business Growth / (Shrink)
Sales / Divestitures[(4)]	($4.3B)
Acquisitions / Expansions	$7.1B
Net Major Portfolio Investment	**$2.8B**

Share Repurchase Trends 2012-Q1 2019

- CF has increased annual nitrogen equivalent tons per 1,000 shares by almost 2x
- Buybacks reduced shares outstanding by ~34%

Cumulative Share Repurchase[(3)]


15.3
52.0
90.4
99.2
99.2
99.2
110.2
111.6
2012
2013
2014
2015
2016
2017
2018
2019

	2012	2013	2014	2015	2016	2017	2018	2019
Diluted Weighted-Avg Shares Outstanding *(in millions)*	323.5	296.0	256.7	236.1	233.1	233.9	233.8	224.6

Source: Factset, Company filings.

(1) Includes the effect of approximately 1.5 million shares repurchased in the quarter ended March 31, 2019

(2) Includes $67 million in total dividend payments through March 31, 2019

(3) Cumulative share repurchase amounts for years 2012-2018 are as of December 31; Cumulative share repurchase amount for 2019 is as of March 31

(4) Includes $55 million in proceeds received for the sale of the company's Pine Bend dry bulk storage and logistics facility in Minnesota; sale closed in April of 2019

CF

13

CF EBITDA sensitivity table Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions EBITDA Sensitivity to Natural Gas and Urea Prices(1)(2) $ billions CF Realized North American Natural Gas Cost ($/MMBtu) Source: CF Industries (1) The table was created by using 2018 adjusted EBITDA of $1,403 million, 2018 sales volumes of approximately 19.3 million product tons and gas consumption of approximately 340 million MMBtus. Changes in product prices and gas costs were not applied to the CHS minority interest or industrial contracts where CF Industries’ is naturally hedged against changes in product prices and gas costs. While the table above presents CF’s realized North American natural gas cost, CF Fertilisers UK’s gas cost and volume were included in the analysis. As with North America, CF Fertilisers UK’s gas cost was sensitized in $0.25/MMBtu increments. See appendix for 2018 EBITDA reconciliation. Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price, a $44.57 per ton change in ammonia price, and a $10.60 per ton change in the price of the Other segment. (2) (3) $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis 14 CF Realized Urea Equivalent Price ($/ton)(3) $2.50 $2.75 $3.00 $3.25 $3.50 $175 0.5 0.4 0.3 0.3 0.2 $200 0.8 0.8 0.7 0.6 0.6 $225 1.2 1.1 1.0 1.0 0.9 $250 1.5 1.5 1.4 1.3 1.3 $275 1.9 1.8 1.8 1.7 1.6 $300 2.2 2.2 2.1 2.0 2.0 $325 2.6 2.5 2.5 2.4 2.3 $350 2.9 2.9 2.8 2.7 2.7 $375 3.3 3.2 3.2 3.1 3.0

Global nitrogen demand Total Nitrogen Consumption 2003-2018(1) growth Million Nutrient Metric Tons 180 Expected global demand growth driven by: 160 • Global population expected to increase 1% per annum Global GDP expected to increase 2-2.5% per annum, increasing personal income 140 • 120 - 100 BRIC countries expected to increase meat consumption, driving demand for feed grains India and Africa expected to increase vegetable and grain demand 80 - 60 • Industrial growth driven by increased adoption of emission control, industrial intermediates, and recovering mining sector 40 20 - 2003 2005 2007 2009 2011 2013 2015 2017 (1) 2003-2017 actuals, 2018F. CAGRs calculated as 2018 over 2003 demand Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, IMF, World Bank, OECD, FAO, CF Industries 15 Overall 15-yr CAGR=2.3% Rest of World Latin America Europe North America Other Asia India China Industrial 15-yr CAGR =3.5% Agricultural 15-yr CAGR =1.9%

Expected net new urea capacity additions below historic global demand growth of ~2% through 2022 CF Projected Global Net Urea Capacity Additions(1) Thousand Product Metric Tons 5,000 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 2019 2020 2021 2022 (1)See following slide for details of the 2019-2022 projected additions and assumed closures 16 Lordegan Petrochemical’s plant in Iran is at risk of start-up delays given sanctions Historic global demand growth rate

Projected new global urea plants (2019-2022)

Country	Company	City/Province	Feedstock	Capacity – K Metric Product Tons[1]	Year of Addition
Azerbaijan[2]	Azerkimya (SOCAR)	Sumgayit	Natural Gas	660	2019
Iran	Lordegan Petrochemical	Lordegan	Natural Gas	1,200	2019
China	Yili Resource	Inner Mongolia	Anthracite powder	1,040	2019
China	JAMG	Jiangsu	Thermal	520	2019
China	Wulan Coal Group	Inner Mongolia	Thermal	1,200	2019
China	Sha'anxi Heimao Coking Co.	Sha'anxi	Coke-oven gas	480	2019
China	China National Petroleum Co.	Ningxia	Natural Gas	800	2019
Russia	Acron	Veliky Novgorod	Natural Gas	210	2019
Turkmenistan	Turkmenhimiya	Garabogaz	Natural Gas	1,160	2019
India	Chambal Fertilizers	Kota	Natural Gas	1,340	2019
Egypt	Egyptian Chemical Industries (KIMA)	Aswan	Natural Gas	520	2019
				9,100	Subtotal
India	Ramagundam	Andhra Pradesh	Natural Gas	1,270	2020
China	Qitaihe Longpeng	Heilongjiang	Coke-oven gas	300	2020
Uzbekistan	JSC Navoiazot	Navoi	Natural Gas	580	2020
				2,200	Subtotal
China	Henan Xin Lian Xin (XLX)	Jiangxi	Anthracite powder	600	2021
Kazakhstan	Kazazot	Kazazot	Natural Gas	830	2021
Nigeria	Dangote Group	Edo State	Natural Gas	1,270	2021
				2,700	Subtotal
Russia	PJSC Metafrax	Perm	Natural Gas	580	2022
Russia	TogliattiAzot	Togliatti	Natural Gas	730	2022
China	Xiaoyi Nongmei	Shanxi	Coke-oven gas	300	2022
Brunei	Brunei Fertilizer Industries	Sungai Liang	Natural Gas	1,290	2022
				2,900	Subtotal
				16,900	Grand Total

Urea plants in permanent shutdown

Country	Company	Feedstock	Source	Initial Report of Shutdown	Capacity – K Metric Product Tons	Year of Assumed Closure
Brazil	Petrobras S.A. (Camacari)	Natural Gas	CRU	Mar, 2018	500	2019
Brazil	Petrobras S.A. (Laranjeiras)	Natural Gas	CRU	Mar, 2018	600	2019
China	Shaanxi Weihe Coal Chemical Corp Group Ltd	Thermal	Fert.cn	Mar, 2018	580	2019
China	Yangmei Shijiazhuang Zhengyuan Fertilizer	Anthracite Lump	Local Media	Jan, 2018	600	2019
China	Hebei Jinghua Chemical	Anthracite Lump	Local Media	Jan, 2018	350	2019
China	Yangmei Shenzhou Fertilizer	Anthracite Lump	Local Media	Jan, 2018	300	2019
China	Additional assumed closures due to negative profits[3]				2,620	2019
					5,600	2019 total
					4,500	China Total

(1) *Subtotals rounded to nearest 100k*
(2) *Timing of start updated from 2018 to 2019*
(3) *Methodology updated to include additional assumed closures due to modeled negative profitability*
Sources: Fertecon, CRU, CFMW, Bailnfo, Fert.cn, Industry Publications, CF analysis

CF
17

2019 estimated cost curve – based on October 2018 inputs 2019 Monthly Delivered U.S. Gulf Urea Cost Curve Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons Shipments: 16.5 MM ST Avg Monthly Range (N.G.) 5 10 0 Source: Industry Publications, Fertecon, CRU, Integer, Argus, ICIS, PIRA, Bloomberg, CF 18 Appx. Appx. 2019 Price Range: $260-310 Freight Other Cash Energy (Coal) Energy 20 15

2019 cost curve assumptions

Annual Average Energy Cost		
Location	**Source**	**2019F**
Gas Prices ($/Mmbtu)		
Henry Hub	NYMEX	2.87
TTF	ICE	8.48
WEU-Russia	Oil Index	7.69
Oil ($/Bbl)		
Brent Crude	NYMEX	76
China Coal ($/tonne)		
Thermal	SX Coal /	65
Anthracite Powder	Woodmac	116
Anthracite		170
Exchange Rates		
RMB/USD	Bloomberg Composite	7.05
USD/EUR	Bloomberg Composite	1.19
USD/GBP	Bloomberg Composite	1.32

Notes: Market prices updated as of 10/24/2018; Coal prices as of 10/15/2018

CF
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Non-GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA 2 (5) loans (1) For the three months ended March 31, 2019, amount relates only to CF Industries Nitrogen, LLC (CFN), as we purchased the remaining publicly traded common units of Terra Nitrogen Company, LP (TNCLP) on April 2, 2018. For the three months ended March 31, 2018, amount includes $22 million related to CFN and $4 million related to TNCLP (2) Loan fee amortization is included in both interest expense-net and depreciation and amortization 20 In millions 2019 Q1 2018 Q1 Net earnings$118$88 Less: Net earnings attributable to noncontrolling interests(28)(25) Net earnings attributable to common stockholders9063 Interest expense – net5657 Income tax (benefit) provision(8)17 Depreciation and amortization188193 Less other adjustments: Depreciation and amortization in noncontrolling interests(1)(23)(26) Loan fee amortization(2)(2)(2) EBITDA301302 Unrealized net mark-to-market loss (gain) on natural gas derivatives2(3) Loss (gain) on foreign currency transactions including intercompany Costs related to acquisition of TNCLP units-2 Total adjustments4(6) Adjusted EBITDA$305$296

Non-GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA (138) (141) interests (8) (13) derivatives (5) 2 intercompany loans(2) (1) (2) (3) Represents proceeds related to a property insurance claim at one of our nitrogen complexes. Loan fee amortization is included in both interest expense – net and depreciation and amortization. Loss (gain) on foreign currency transactions, including intercompany loans, primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested and is included in other operating – net in our consolidated statement of operations. 21 In millions LTM Q1 2019 Full year 2018 Net earnings$458$428 Less: Net earnings attributable to noncontrolling Net earnings attributable to common stockholders317290 Interest expense – net227228 Income tax provision94119 Depreciation and amortization883888 Less other adjustments: Depreciation and amortization in noncontrolling interests(84)(87) Loan fee amortization(1)(9)(9) EBITDA$1,428$1,429 Unrealized net mark-to-market gain on natural gas Loss (gain) on foreign currency transactions, including Insurance proceeds(3)(10)(10) Costs related to acquisition of TNCLP units-2 Total adjustments(16)(26) Adjusted EBITDA$1,412$1,403